NEWS RELEASE

CONTACT:
CONMED Corporation
Todd W. Garner
Chief Financial Officer
727-214-2975
ToddGarner@conmed.com

CONMED Corporation Announces First Quarter 2023 Financial Results

Largo, Florida, April 26, 2023 – CONMED Corporation (NYSE: CNMD) today announced financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Highlights

•	Sales of $295.5 million increased 21.9% year over year as reported and 25.1% in constant currency. Acquisitions contributed approximately 570 basis points of growth.
•	Domestic revenue increased 25.4% year over year.
•	International revenue increased 17.8% year over year as reported and 24.7% in constant currency.
•	Diluted net earnings per share (GAAP) were $0.06, a decrease of 87.2% compared to the first quarter of 2022.
•	Adjusted diluted net earnings per share(1) were $0.66, a decrease of 5.7% compared to the first quarter of 2022.

“I am proud of our team for driving excellent first quarter results and staying focused on serving our customers,” commented Curt R. Hartman, CONMED’s Chair of the Board, President, and Chief Executive Officer. “Our strong first quarter provides a very solid start to the year, and the team is focused on execution and delivering on our increased outlook.”

2023 Outlook

Based on the first quarter results, the Company is raising its revenue guidance for the full year 2023 and now expects revenue between $1.205 billion and $1.250 billion, compared to its prior guidance of between $1.170 billion and $1.220 billion. This range continues to include an expected headwind from foreign exchange of between 150 and 200 basis points.

The Company now expects full-year 2023 adjusted diluted net earnings per share(2) in the range of $3.30 to $3.50, compared to its prior range of $3.20 to $3.45. This range continues to include an expected headwind from foreign exchange of between $0.20 and $0.25.

Supplemental Financial Disclosures

(1) A reconciliation of reported diluted net earnings per share to adjusted diluted net earnings per share, a non-GAAP financial measure, appears below.

(2) Information reconciling forward-looking adjusted diluted net earnings per share to the comparable GAAP financial measures is unavailable to the company without unreasonable effort, as discussed below.

Conference Call

The Company’s management will host a conference call today at 4:30 p.m. ET to discuss its first quarter 2023 results.

To participate in the conference call via telephone, please click here to pre-register and obtain the dial-in number and passcode.

This conference call will also be webcast and can be accessed from the “Investors” section of CONMED's website at www.conmed.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

Consolidated Condensed Statements of Income

(in thousands except per share amounts, unaudited)

	Three Months Ended
	March 31,
	2023	2022

Net sales	$295,468	$242,327
Cost of sales	140,147	106,336
Gross profit	155,321	135,991
% of sales	52.6%	56.1%
Selling & administrative expense	130,083	102,875
Research & development expense	12,539	10,672
Income from operations	12,699	22,444
% of sales	4.3%	9.3%
Interest expense	10,255	4,998
Income before income taxes	2,444	17,446
Provision for income taxes	625	2,471
Net income	$1,819	$14,975

Basic EPS	$0.06	$0.51
Diluted EPS	0.06	0.47

Basic shares	30,511	29,428
Diluted shares	31,204	35,155

Sales Summary

(in millions, unaudited)

	Three Months Ended March 31,
			% Change
						Domestic	International
	2023	2022	As Reported	Impact of Foreign Currency	Constant Currency	As Reported	As Reported	Impact of Foreign Currency	Constant Currency
Orthopedic Surgery	$131.2	$107.5	22.0%	4.0%	26.0%	29.0%	18.2%	6.1%	24.3%
General Surgery	164.3	134.8	21.9%	2.5%	24.4%	24.0%	17.1%	8.4%	25.5%
	$295.5	$242.3	21.9%	3.2%	25.1%	25.4%	17.8%	6.9%	24.7%

Single-use Products	$249.3	$201.5	23.7%	3.2%	26.9%	28.9%	17.3%	7.1%	24.4%
Capital Products	46.2	40.8	13.0%	3.3%	16.3%	5.5%	19.8%	6.2%	26.0%
	$295.5	$242.3	21.9%	3.2%	25.1%	25.4%	17.8%	6.9%	24.7%

Domestic	$164.6	$131.2	25.4%	0.0%	25.4%
International	130.9	111.1	17.8%	6.9%	24.7%
	$295.5	$242.3	21.9%	3.2%	25.1%

Reconciliation of Reported Net Income to Adjusted Net Income

(in thousands, except per share amounts, unaudited)

	Three Months Ended March 31, 2023
	Gross Profit	Selling & Administrative Expense	Operating Income	Interest Expense	Tax Expense	Effective Tax Rate	Net Income	Basic EPS	Adjustments	Diluted EPS
As reported	$155,321	$130,083	$12,699	$10,255	$625	25.6%	$1,819		$—	$1,819
% of sales	52.6%	44.0%	4.3%
EPS								$0.06		$0.06
Shares								30,511	693	31,204
Acquisition and integration costs(1)	2,096	(448)	2,544	—	654		1,890
Restructuring and related costs(2)	2,035	(1,578)	3,613	—	930		2,683
Software implementation costs(3)	—	(4,259)	4,259	—	1,096		3,163
Contingent consideration fair value adjustments(4)	—	(4,436)	4,436	—	1,141		3,295
	$159,452	$119,362	$27,551	$10,255	$4,446		$12,850
Adjusted gross profit %	54.0%
Amortization(5)	$1,500	(7,265)	8,765	(1,506)	2,530		7,741
As adjusted		$112,097	$36,316	$8,749	$6,976	25.3%	$20,591		$—	$20,591
% of sales		37.9%	12.3%
Adjusted diluted EPS										$0.66

Shares								30,511	693	31,204
Convertible note hedges(6)										(64)
Adjusted diluted shares										31,140

	Three Months Ended March 31, 2022
	Gross Profit	Selling & Administrative Expense	Operating Income	Interest Expense	Tax Expense	Effective Tax Rate	Net Income	Basic EPS	Adjustments(7)	Diluted EPS
As reported	$135,991	$102,875	$22,444	$4,998	$2,471	14.2%	$14,975		$1,715	$16,690
% of sales	56.1%	42.5%	9.3%
EPS								$0.51		$0.47
Shares								29,428	5,727	35,155
	$135,991	$102,875	$22,444	$4,998	$2,471		$14,975
Adjusted gross profit %	56.1%
Amortization(5)	$1,500	(6,562)	8,062	(880)	2,160		6,782
As adjusted		$96,313	$30,506	$4,118	$4,631	17.5%	$21,757		$1,715	$23,472
% of sales		39.7%	12.6%
Adjusted diluted EPS										$0 .70

Shares								29,428	5,727	35,155
Convertible note hedges(6)										(1,412)
Adjusted diluted shares										33,743

(1) In 2023, the Company incurred charges related to the amortization of inventory step-up to fair value associated with the acquisition of In2Bones Global, Inc. and integration costs and professional fees associated with the acquisitions of In2Bones Global, Inc. and Biorez, Inc.

(2) In 2023, the Company incurred consulting fees related to an operational cost improvement initiative and severance related to the elimination of certain positions.

(3) In 2023, the Company incurred additional freight, labor and travel costs as well as professional fees related to the implementation of a warehouse management software.

(4) In 2023, the Company incurred expense related to the fair value adjustments to contingent consideration.

(5) Includes amortization of intangible assets and deferred financing fees.

(6) Non-GAAP adjusted dilutive weighted average shares outstanding exclude dilution that is expected to be offset by the Company’s convertible notes hedge transactions.

(7) The Company adopted ASU 2020-06, effective January 1, 2022. As a result of the adoption, the Company is required to compute diluted EPS using the if-converted method. Under the if-converted method, the numerator is adjusted for interest expense applicable to its convertible notes (net of tax) and the denominator includes additional common shares assuming conversion premium and principal portion of the notes (when permitted or required) are settled in shares. Subsequent to June 6, 2022, the Company is required to settle the principal value of its convertible notes in cash.

Reconciliation of Reported Net Income to EBITDA & Adjusted EBITDA

(in thousands, unaudited)

	Three Months Ended
	March 31,
	2023	2022

Net income	$1,819	$14,975
Provision for income taxes	625	2,471
Interest expense	10,255	4,998
Depreciation	4,057	4,032
Amortization	13,877	12,799
EBITDA	$30,633	$39,275

Stock based compensation	5,726	4,463
Acquisition and integration costs	2,544	—
Restructuring and related costs	3,613	—
Software implementation costs	4,259	—
Contingent consideration fair value adjustments	4,436	—
Adjusted EBITDA	$51,211	$43,738

EBITDA Margin
EBITDA	10.4%	16.2%
Adjusted EBITDA	17.3%	18.0%

About CONMED Corporation

CONMED is a medical technology company that provides devices and equipment for surgical procedures. The Company’s products are used by surgeons and other healthcare professionals in a variety of specialties including orthopedics, general surgery, gynecology, thoracic surgery, and gastroenterology. For more information, visit www.conmed.com.

Forward-Looking Statements

This press release and the associated conference call may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to the risk factors discussed in the Company's Annual Report on Form 10-K for the full year ended December 31, 2022. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.

Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures

The Company supplements the reporting of its financial information determined under generally accepted accounting principles in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency; adjusted gross profit; cost of sales excluding specified items; adjusted selling and administrative expenses; adjusted operating income; adjusted interest expense; adjusted income tax expense; adjusted effective income tax rate; adjusted net income, adjusted diluted shares and adjusted diluted net earnings per share (EPS). The Company believes that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding its financial results and assessing its prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of its operations because they exclude items that may not be indicative of, or are unrelated to, its core operating results and provide a baseline for analyzing trends in the Company’s underlying business. Further, the presentation of EBITDA is a non-GAAP measurement that management considers useful for measuring aspects of the Company’s cash flow. Management uses these non-GAAP financial measures for reviewing the operating results and analyzing potential future business trends in connection with its budget process and bases certain management incentive compensation on these non-GAAP financial measures.

Net sales on a constant currency basis is a non-GAAP measure. The Company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. To measure percentage sales growth in constant currency, the Company removes the impact of changes in foreign currency exchange rates that affect the comparability and trend of net sales. To measure earnings performance on a consistent and comparable basis, the Company excludes certain items that affect the comparability of operating results and the trend of earnings. These adjustments are irregular in timing, may not be indicative of past and future performance and are therefore excluded to allow investors to better understand underlying operating trends.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, cost of sales, selling and administrative expenses, operating income, interest expense, income tax expense, effective income tax rate, net income, diluted shares and diluted net earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures above, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

We are unable to present a quantitative reconciliation of our expected diluted net earnings per share to expected adjusted diluted net earnings per share as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of acquisition, integration and other charges. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our consolidated condensed statements of income.